Filed Pursuant to Rule 424(b)(5)
Registration No. 333-292580

PROSPECTUS SUPPLEMENT

(To prospectus dated January 5, 2026)

Up to $100,000,000

Class A Ordinary Shares

INLIF LIMITED

INLIF Limited (the “Company” or “we” or “our” or “us”) has entered into an “at the market” sales agreement (the “Sales Agreement”), with AC Sunshine Securities LLC (the “Sales Agent”), acting in its capacity as a sales agent, relating to the offer and sale of shares of the Company’s Class A ordinary shares, with par value $0.0001 each share (“Class A Ordinary Shares”), offered from time to time pursuant to this prospectus supplement and the accompanying prospectus, to or through the Sales Agent as agent or principal. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Ordinary Shares having an aggregate offering price of up to $100,000,000 from time to time through the Sales Agent, representing the maximum offering amount under the Sales Agreement.

Sales of our Class A Ordinary Shares, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Sales Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to compensation at a fixed commission rate of three percent (3.0%) of the gross proceeds from the sale of our Class A Ordinary Shares on our behalf pursuant to the Sales Agreement. In connection with the sale of the Class A Ordinary Shares on our behalf, the Sales Agent will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act. See “Plan of Distribution” beginning on page S-21 of this prospectus for more information.

Our Class A Ordinary Shares is traded on The Nasdaq Capital Market (“Nasdaq”) under the symbol “INLF.” The closing price of our Class A Ordinary Shares on March 12, 2026, as reported by Nasdaq, was $0.343 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding voting and non-voting common equity held by persons other than affiliates of the Company (the “Non-Affiliate Shares”) was approximately $302,699,093, calculated based on 208,400,000 outstanding shares of Class A Ordinary Shares and 12,500,000 Class B Ordinary Shares as of the date of this prospectus supplement, of which 213,168,375 shares were Non-Affiliate Shares, and a price per share of $1.42 as of January 30, 2026. We are therefore currently not subject to the limitations under General Instruction I.B.5. of Form F-3.

We intend to use the proceeds from this offering for general corporate purposes, including working capital, daily operations and business expansions. See “Use of Proceeds.”

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-16 of this prospectus supplement and risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors” for a discussion of information that should be considered in connection with an investment in our securities.

We are an “emerging growth company” and a “smaller reporting company” as defined in the Jumpstart Our Business Startups Act of 2012, and have elected to comply with certain reduced public company reporting requirements.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Supplement Summary—Implications of Being a Foreign Private Issuer” on page S-13.

As of the date of this prospectus supplement, the Company has 208,400,000 Class A Ordinary Shares (with one vote per share) and 12,500,000 shares of Class B ordinary shares (with twenty votes per share) (“Class B Ordinary Shares” and together with the Class A Ordinary Shares, the “Ordinary Shares”), totaling 458,400,000 votes. Holders of our Class B Ordinary Shares as a group own approximately 54.54% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” as of the date of this prospectus supplement for the purpose of the Nasdaq listing rules. However, sales of Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus in the “at the market” offering may increase the number of outstanding Class A Ordinary Shares and reduce the relative voting power of the holders of Class B Ordinary Shares. As a result, the holders of our Class B Ordinary Shares may no longer beneficially own more than 50% of the aggregate voting power of our outstanding Ordinary Shares following such sales, in which case we would no longer qualify as a “controlled company” under the Nasdaq listing rules.

We are a holding company incorporated in the Cayman Islands with no material operations of our own and not a Chinese operating company. As a result, a substantial majority of our operations are conducted through the Operating Entity established in the PRC. The securities offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our ordinary shares, including that it could cause the value of our ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our 2025 Annual Report.

This prospectus supplement does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

On January 9, 2026, the Company held its 2026 Extraordinary General Meeting of Shareholders (the “2026 EGM”), which approved, among other things: (1) the increase of the Company’s authorized share capital to US$350,000 divided into 3,350,000,000 Class A Ordinary Shares and 150,000,000 Class B Ordinary Shares; (2) granting the board of directors (the “Board”) of the Company to effectuate one or more share consolidations within three (3) years from the date of the 2026 EGM at the consolidation ratio and effective time as the Board may determine in its sole discretion, conditional upon the determination of a consolidation ratio by the Board, provided always that the accumulated consolidation ratio for all such share consolidations shall not be less than 2:1 nor greater than 5,000:1, with such consolidated shares having the same rights and being subject to the same restrictions (save as to par value) as the existing shares of such class as set out in the Company’s then effective memorandum and articles of association.

The information contained or incorporated in this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

AC Sunshine Securities LLC

Prospectus supplement dated March 13, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus form part of the registration statement (No. 333-292580) that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. We provide information to you about this offering in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. This prospectus supplement describes the terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus filed by us with the SEC. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference herein or therein, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying base prospectus, together with the additional information described under the headings, “Where You Can Find More Information” and “Incorporation of Documents by Reference” of this prospectus supplement.

S-ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of INLIF Cayman (as defined below), par value $0.0001 per share;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of INLIF Cayman (as defined below), par value $0.0001 per share;

●	“Fanqi HK” are to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt (as defined below) and is 100% owned by Yunfei BVI (as defined below);

●	“Fujian INLIF” are to Fujian INLIF Technology CO., LTD, a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK (as defined below);

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Juli HK” are to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI;

●	“Operating Entity” or “Ewatt” are to Ewatt Robot Equipment Co., Ltd., a limited liability company organized under the laws of the PRC, which is 94% owned by Fujian INLIF;

●	“Ordinary Shares” are to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“Renminbi” or “RMB” are to the legal currency of China;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“U.S. dollars,” “$,” “USD,” or “dollars” are to the legal currency of the United States;

●	“we,” “us,” “our,” “INLIF Cayman,” “our Company,” and the “Company” are to INLIF LIMITED, a Cayman Islands exempted company; and

●	“Yunfei BVI” are to Yunfei Enterprise Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by INLIF Cayman.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus supplement contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus supplement and in the prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. We urge you to read this entire prospectus (as supplemented or amended), including our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference in this prospectus supplement from our other filings with the SEC, before making an investment decision.

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a result, a substantial majority of our operations are conducted by the Operating Entity established in the PRC. The securities offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our ordinary shares, including that it could cause the value of our ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our 2025 Annual Report.

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, enhancing supervision over China-based companies listed overseas using variable interest entity structures, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.  On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because neither Fujian INLIF nor the Operating Entity is a CIIO or online platform operator with personal information of more than one million users. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” in our 2025 Annual Report. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, an issuer that issues securities in the same overseas market after its overseas offering and listing shall file with the CSRC within three working days after the completion of the offering. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed a fines.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require us and our PRC subsidiaries to incur additional costs and effort to ensure compliance with such regulations or interpretations. As such, our Operating Entity in the PRC may be subject to governmental and regulatory interference in the provinces in which it operates. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations” in our 2025 Annual Report.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act (as amended as described hereinbelow), if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Enrome LLP, headquartered in Singapore, is a PCAOB-registered certified public accountant firm which is subject to inspection by PCAOB. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, as was formerly required under the HFCA Act before such amendment. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Enrome LLP, at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed the SOP with the CSRC and the MOF. The SOP Agreements establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Class A Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections” in our 2025 Annual Report.

Business Overview

The Operating Entity, established in September 2016, is engaged in the research, development, manufacturing, and sales of injection molding machine-dedicated manipulator arms. It is also a provider of installation services and warranty services for manipulator arms, and accessories and raw materials for manipulator arms.

The Operating Entity produces an extensive portfolio of injection molding machine-dedicated manipulator arms, including transverse single and double-axis manipulator arms, transverse and longitudinal multi-axis manipulator arms, and large bullhead multi-axis manipulator arms, which are developed by the Operating Entity. The products are equipped with high-precision linear guide rails for guiding operation, giving them precise positioning, high movement speed, and stable operation. They can be used in linear, planar, and three-dimensional workpiece handling, detection positioning, automatic assembly, and other processes, demonstrating significant value in replacing manual labor, improving production efficiency, and stabilizing product quality. These products were sold to 151, 135, and 117 customers for the fiscal years ended December 31, 2025, 2024, and 2023, respectively.

Beginning in 2025, the Company expanded its product development efforts to include automation solutions for the lithium battery and energy storage value chain within the new energy industry. The Operating Entity produces new energy sector-focused products, including Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules. The products are automation and testing equipment intended for applications in cell, module, and pack production.

The Operating Entity generates its revenue from the following sources: (i) sales of injection molding machine-dedicated manipulator arms under its own brand iNLIF (因立夫), and the provision of installation and warranty services for the manipulator arms sold; (ii) sales of injection molding machine-dedicated manipulator arms accessories, including conveyor belts, welded bases, and reducer mounting plates; (iii) sales of raw materials and scraps of injection molding machine-dedicated manipulator arms; and (iv) the provision of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors.

For the fiscal years ended December 31, 2025, 2024, and 2023, we had total revenue of $18,406,849, $15,796,983, and $12,610,873, and net loss of $5,450,453, net income of $$1,627,977 and $1,352,511, respectively.

As part of our long-term strategic transformation, the Company is accelerating its expansion into the new energy sector, which includes the development of advanced automation solutions for the lithium battery and energy storage industries. we have developed new energy sector-focused products, such as the Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules.

Competitive Strengths

We believe that the following strengths contribute to the Operating Entity’s success and differentiate it from its competitors:

●	strong research and development (“R&D”) capability;

●	comprehensive quality control system;

●	experienced management team; and

●	a broad range of customer base.

Growth Strategies

We intend to grow the Operating Entity’s business using the following key strategies:

●	enhance production capacity;

●	increase R&D investment; and

●	expand sales network.

Permissions or Approval Required from the PRC Authorities for Our Operation and Offering

Our PRC legal counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), has advised us that, in order to operate our business activities as currently conducted in China, the PRC subsidiaries are required to obtain a business license from the State Administration for Market Regulation (the “SAMR”). As of the date of this prospectus supplement, as confirmed by Beijing Dacheng Law Offices, LLP (Fuzhou), our PRC legal counsel, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our ordinary shares could depreciate significantly or become worthless. As of the date of this prospectus supplement, our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), has advised us that neither we nor any of the PRC subsidiaries (1) is subject to approval requirements from the CSRC, the CAC, or any other entity to approve our operations, and (2) has been denied such permissions by any PRC authorities.

However, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three (3) working days following its submission of offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. In accordance with the requirements under the Trial Measures, we submitted the requisite initial filing with the CSRC on January 16, 2026. As this offering is regarded as a subsequent securities offering in the same overseas market under the Trial Measures, our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), has advised us that we are required to submit a supplemental report with the CSRC within three (3) working days after the initial sale of our securities in this “at the market” offering and another supplemental report upon the completion of this “at the market” offering.

As of the date of this prospectus supplement, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Entity, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to provide, publicly disclose to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any documents and materials that contain state secrets or working secrets of government agencies through its overseas listed entity, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to provide, publicly disclose to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any other documents and materials that, if leaked, will be detrimental to national security or public interest through its overseas listed entity, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities; where a suspected crime is involved, the case shall be transferred to the judicial authorities for criminal investigation according to law.

As there are still uncertainties regarding the interpretation and implementation of such regulations, we cannot assure you that we will be able to comply with new regulatory requirements relating to our listing and our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims.

Notwithstanding the foregoing, as of the date of this prospectus supplement, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our PRC subsidiaries’ operations.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus supplement, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because our PRC subsidiaries are not CIIOs or online platform operators with personal information of more than one million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offering.

To operate business activities in Hong Kong, every company must register its business with the Business Registration Office of the Inland Revenue Department in Hong Kong and make an application for business registration within one month of commencement of business. Any person who fails to comply is subject to a maximum fine of HK$5,000 and one year of imprisonment. As of the date of this prospectus supplement, our Hong Kong subsidiaries have obtained valid business registration certificates. There is no statutory or mandatory permission or regulatory approval required for the provision of customized servers and ancillary software and services in Hong Kong. As of the date of this prospectus, neither we nor our Hong Kong subsidiaries are required to obtain (i) any permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors outside Hong Kong, or (ii) any permission or approval from Hong Kong authorities to operate their business except for the aforementioned business registration certificates. However, it is uncertain whether we or our Hong Kong subsidiaries will be required to obtain additional permissions or approval from Hong Kong authorities to operate business or offer securities to foreign investors in the future, and whether we would be able to obtain such permissions or approvals. If we are unable to obtain such permissions or approvals if required in the future because applicable laws, regulations, or interpretations change, or inadvertently conclude that such permissions or approvals are not required, then the value of our ordinary shares may depreciate significantly or become worthless.

Asset Transfers Between Our Company and Our Subsidiaries

As of the date of this prospectus supplement, other than the transfer of proceeds of the Company’s IPO of $5,691,644 from the Company to the Operating Entity, as well as the administrative fee and share transfer and cash payment in connection with the Company’s reorganization during its IPO, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our chairman of the board of directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus supplement, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. However, as the PRC government imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China, it has the authority to conduct reviews on cross-border transfer in and out of mainland China, which may impose certain limitations on our ability to transfer funds among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact dividend distributions, if any, to our investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Conversion of RMB to and from other currency may be subject to governmental control in China” in our 2025 Annual Report. Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our 2025 Annual Report.

Current PRC regulations permit Fujian INLIF to pay dividends to Juli HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if Fujian INLIF and its subsidiary, Ewatt, incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive revenue from the PRC subsidiaries operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Juli HK may be considered a non-resident enterprise for tax purposes, so that any dividends Fujian INLIF pays to Juli HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information—E. Taxation” in our 2025 Annual Report.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by Fujian INLIF to their immediate holding company, Juli HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Juli HK intends to apply for the tax resident certificate if and when Fujian INLIF plans to declare and pay dividends to Juli HK. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability” in our 2025 Annual Report.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider the risks summarized and listed below and under “Risk Factors” of this prospectus supplement and all other information included and incorporated by reference in this prospectus supplement and accompanying prospectus. Additional risks are disclosed in more detail under “Item 3. Key Information—D. Risk Factors” in our 2025 Annual Report, which is incorporated by reference in this prospectus supplement and accompanying prospectus. There may also be risks of which we are currently unaware, or that we currently regard as immaterial based on the information available to us that later prove to be material. If any of these risks occur, our business, operating results and financial condition could be seriously harmed, the trading price of our Class A Ordinary Shares could decline, and you could lose some or all of your investment.

Risks Related to this Offering and Our Class A Ordinary Shares

●	We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

●	The shares of our Class A Ordinary Shares offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

●	We have incurred a net loss for fiscal year 2025 and may incur additional losses in the future.

●	The market price of our Class A Ordinary Shares is likely to be highly volatile and subject to wide fluctuation, trading of our Class A Ordinary Shares could be sporadic, and you may be unable to resell your shares at or above the price at which you acquired them, or at all.

●	Future sales by shareholders, or the perception that such sales may occur, may depress the price of our Class A Ordinary Shares.

●	You may experience future dilution as a result of future equity offerings.

●	Sales of our share of Class A Ordinary Shares in this offering, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to fall.

●	We are subject to regulations and continued requirements as our Class A Ordinary Shares are listed and traded on The Nasdaq Capital Market.

●	We do not intend to pay dividends for the foreseeable future.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

Risks Relating to Doing Business in the PRC

●	The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange.

●	We may be affected by changes in the political and economic policies of the PRC government.

●	Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.

●	The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations.

●	The PRC government has significant authority to exert influence on our operations in mainland China.

●	Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	Any failure to comply with PRC regulations regarding the registration requirements for employee stock incentive plans may subject our plan participants or us to fines and other legal or administrative sanctions.

●	Recent negative publicity surrounding China-based companies listed in the United States may negatively impact the trading price of the Ordinary Shares.

●	The Class A Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Class A Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections.

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business.

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within the PRC.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

●	We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability.

●	We face uncertainties in the PRC with respect to indirect transfer of equity interests in our PRC subsidiaries.

●	Conversion of RMB to and from other currency may be subject to governmental control in China.

●	You may experience hardships in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in this annual report based on foreign laws. It may also be burdensome for you or overseas regulators to conduct investigations or collect evidence within China.

●	Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject the Operating Entity to penalties.

Risks Relating to the Operating Entity’s Business and Industry

●	Our expansion into the new energy sector may not succeed, and may adversely affect our business, financial condition, and results of operations.

●	The Operating Entity operates in a highly-competitive market and its failure to compete effectively could adversely affect both its and our business, financial condition, and results of operations.

●	The Operating Entity’s research and development, acquisitions, and licensing efforts may fail to generate new products.

●	Manufacturing problems may cause product launch delays, inventory shortages, recalls or unanticipated costs.

●	The Operating Entity may fail to detect or cure defects of its products.

●	If the Operating Entity fails to successfully develop and commercialize new industrial manipulator arms in a timely manner, the operating results may be materially adversely affected.

●	The Operating Entity has a limited operating history, which makes it difficult to evaluate our future prospects.

●	A significant portion of the total revenue of the Operating Entity is derived from a few major customers. A loss of business from any of these major customers may have a significant negative impact on the Operating Entity’s business and financial performance.

●	If the Operating Entity is unable to retain existing customers or attract new ones, or to attract sufficient spending from its customers, our business, results of operations and financial condition could be materially and adversely affected.

●	Our historical growth rates and performance may not be sustainable or indicative of our future growth and financial results.

●	The Operating Entity’s business requires a number of permits and licenses. We cannot assure you that the Operating Entity can maintain all required licenses, permits and certifications to carry on its business at all times.

●	If we cannot retain, attract, and motivate key personnel, we may be unable to effectively implement our business plan.

●	We have granted, and may continue to grant, share options and other forms of share-based incentive plans, which may result in increased share-based compensation expenses.

●	The Operating Entity sources its raw materials used for manufacturing from a limited number of suppliers. If the Operating Entity loses one or more of the suppliers, its operation may be disrupted, and both the Operating Entity’s and our results of operations may be adversely and materially impacted.

●	Damage to our brand image could have a material adverse effect on our growth strategy and our business, financial condition, results of operations and prospects.

●	The Operating Entity may not be able to adequately protect and maintain its intellectual property.

●	If the Operating Entity cannot successfully protect its intellectual property and exclusive rights, our brand and business would suffer.

●	The Operating Entity may be accused of infringing, misappropriating or otherwise violating the intellectual property rights of third parties.

●	We are subject to legal and regulatory proceedings from time to time in the ordinary course of our business.

●	We could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery laws.

●	We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

●	We may be required to raise additional capital to fund the projects. Any failure of such additional fundraising may adversely affect the Operating Entity’s daily operations and may cause us to delay, curtail or abandon such projects.

●	The Operating Entity has no business liability or disruption insurance, which could expose it to significant costs and business disruption, and it may incur liabilities that are not covered by insurance.

●	The Operating Entity may not successfully acquire and integrate other businesses, license rights to technologies or products, form and manage alliances, or divest businesses.

Risks Relating to our Class A Ordinary Shares and the Trading Market

●	The public shareholders hold a minority interest in our Company and our directors, officers and other holders of 5% or more of our Class B Ordinary Shares continue to have significant influence over us.

●	If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

●	We incur substantial increased costs as a public company.

●	Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

●	We do not intend to pay dividends in the foreseeable future.

●	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance.

●	Our management has broad discretion to determine how to use the funds raised in the IPO and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

●	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

●	If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our Ordinary Shares.

●	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

●	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

●	If we are classified as a passive foreign investment company (“PFIC”), United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in gross revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion or we issue more than US$1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for corporate governance, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Holders of our Class B Ordinary Shares as a group own approximately 54.54% of the aggregate voting power of our outstanding Ordinary Shares. As a result, we are deemed to be a “controlled company” as of the date of this prospectus supplement for the purpose of the Nasdaq listing rules. However, sales of Class A Ordinary Shares pursuant to this prospectus supplement and the accompanying prospectus in the “at the market” offering may increase the number of outstanding Class A Ordinary Shares and reduce the relative voting power of the holders of Class B Ordinary Shares. As a result, the holders of our Class B Ordinary Shares may no longer beneficially own more than 50% of the aggregate voting power of our outstanding Ordinary Shares following such sales, in which case we would no longer qualify as a “controlled company” under the Nasdaq listing rules.

As a controlled company as of the date of this prospectus supplement, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees be selected or recommended solely by independent directors; and

●	the requirement that we have a nominating and corporate governance committee and a compensation committee that are composed entirely of independent directors with a written charter addressing the purposes and responsibilities of the committees.

Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing rules, we could elect to rely on these exemptions in the future if we remain to be a controlled company, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Corporate Information

Our principal executive offices are located at No. 88, Hongsi Road, Yangxi New Area, Honglai Town, Nan’an City, Quanzhou, the PRC, and our phone number is +86 15375760760. Our registered office in the Cayman Islands is located at the Office of Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +852 252 9333. We maintain a corporate website at www.yiwate88.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxies, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Recent Developments

Nasdaq Notice of Deficiency

As previously disclosed on Form 6-K, filed with the SEC on October 30, 2025, on October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice has no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. The Company has been provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement. See “Risk Factors—Risks Related to this Offering and Our Class A Ordinary Shares—We are subject to regulations and continued requirements as our Class A Ordinary Shares are listed and traded on The Nasdaq Capital Market” in this prospectus supplement for more details.

Share Capital Reorganization, Increase of Authorized Share Capital and Authorized Share Consolidations

On June 9, 2025, the Company held its annual general meeting of shareholders, at which the shareholders approved, among other matters, (a) the re-election of directors, (b) a share capital reorganization, under which the Company’s authorized share capital will be re-designated and re-classified from US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each, to US$50,000 divided into 350,000,000 Class A Ordinary Shares of par value US$0.0001 each and 150,000,000 Class B Ordinary Shares of par value US$0.0001 each (the “Share Capital Reorganization”); (c) the adoption of the third amended and restated memorandum and articles of association to reflect the Share Capital Reorganization; and (d) a share repurchase and issuance, under which the Company will repurchase a total of 12,500,000 Class A Ordinary Shares held by certain shareholders (the “Class B Shareholders”) out of the proceeds of the fresh issuance of a total of 12,500,000 Class B Ordinary Shares at par value to the Class B Shareholders to be made for the purposes of the repurchase, subject to and immediately following the effectiveness of the Share Capital Reorganization. Further details regarding the meeting and voting results are included in the Company’s Form 6-K furnished on May 22, 2025 and June 9, 2025, which are incorporated herein by reference.

On January 9, 2026, the Company held its 2026 extraordinary general meeting of shareholders, at which the shareholders approved, among other matters, (i) the increase of the Company’s authorized share capital to US$350,000 divided into 3,350,000,000 Class A Ordinary Shares of par value US$0.0001 each and 150,000,000 Class B Ordinary Shares of par value US$0.0001 each; and (ii) granting the Company’s board of directors (the “Board”) to effectuate one or more share consolidations within three (3) years from the date of the meeting at the consolidation ratio and effective time as the Board may determine in its sole discretion, conditional upon the determination of a consolidation ratio by the Board, provided always that the accumulated consolidation ratio for all such share consolidations shall not be less than 2:1 nor greater than 5,000:1, with such consolidated shares having the same rights and being subject to the same restrictions (save as to par value) as the existing shares of such class as set out in the Company’s then effective memorandum and articles of association. Further details regarding the meeting and voting results are included in the Company’s Form 6-K furnished on January 12, 2026, which is incorporated herein by reference.

February 2026 PIPE Transaction

On February 8, 2026, the Company, entered into a securities purchase agreement with 12 non-U.S. investors relating to the issuance and sale of an aggregate of 202,000,000 Class A ordinary shares (the “Purchased Shares”), at a purchase price of $0.16012 per share, for total gross proceeds of $32,344,240.00 (or RMB 225,617,246.12, converted at an exchange rate of RMB 6.9755 per US$1.0). The Purchased Shares were issued in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation S promulgated thereunder, and each investor represented that it is not a “U.S. Person” as defined under Regulation S. The closing of the private placement occurred on February 10, 2026, and the Company issued the Purchased Shares to the investors and received the gross proceeds described above. Each investor also entered into a lock-up agreement providing for a lock-up period of six months from the date of the securities purchase agreement. Immediately following the closing and issuance of the Purchased Shares, the Company had 208,400,000 Class A Ordinary Shares and 12,500,000 Class B Ordinary Shares issued and outstanding. Further details regarding the transaction are included in the Company’s Form 6-K furnished on February 10, 2026, which is incorporated herein by reference.

THE OFFERING

Issuer:	INLIF Limited, an exempted company incorporated in the Cayman Islands with limited liability

Class A Ordinary Shares offered by us:	Shares of our Class A Ordinary Shares having an aggregate offering price of up to $100,000,000, or up to 277,700,639 shares, assuming sales at a reference price of $0.3601 per share, which was the closing price of our Common Stock on Nasdaq on March 6, 2026. The actual number of shares of our Class A Ordinary Shares issued and sold, if any, will vary depending on the actual price at which shares may be sold from time to time during this offering.

Manner of offering:	“At the market offering” that may be made from time to time, at market prices, subject to a minimum price agreed with the Sales Agent, to or through the Sales Agent. Please see “Plan of Distribution” for more details.

Use of proceeds:	We intend to use the net proceeds from this offering for general corporate purposes, including working capital, daily operations and business expansions.

Risk factors:	Investing in our securities involves significant risks. You should read the section titled “Risk Factors” and under similar headings in other documents or incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase the securities.

Transfer agent:	Transhare Corporation

Nasdaq Capital Market symbol:	INLF

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below and under the heading “Item 3. Key Information—D. Risk Factors” in the 2025 Annual Report, which is incorporated in this prospectus supplement by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus supplement or incorporated by reference into this prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See sections titled “Incorporation of Documents by Reference” and “Where You Can Find More Information” of this prospectus supplement.

Risks Related to this Offering and Our Class A Ordinary Shares

We will have broad discretion in the use of the net proceeds from this offering and, despite our efforts, we may use the net proceeds in a manner that does not increase the value of your investment.

We currently intend to use the net proceeds from this offering for general corporate purposes. However, we have not determined the specific allocation of the net proceeds among these potential uses. Our management will have broad discretion over the use and investment of the net proceeds from this offering, and, accordingly, investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds, with only limited information concerning our specific intentions. We may use the net proceeds in ways that do not improve our operating results or increase the value of your investment.

The shares of our Class A Ordinary Shares offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

We have incurred a net loss for fiscal year 2025 and may incur additional losses in the future.

We incurred a net loss of $5,450,453 for the fiscal year ended December 31, 2025. Our ability to achieve and maintain profitability depends on a number of factors, many of which are beyond our control, including our ability to increase revenues, effectively manage our operating expenses, and successfully execute our business strategy. We may continue to incur operating losses as we invest in our business, expand our operations, develop new products or services, and pursue growth opportunities. If we are unable to generate sufficient revenues or control our costs, we may not be able to achieve a profitable position and our losses may continue or increase, which could adversely affect our business, financial condition and results of operations.

The market price of our Class A Ordinary Shares is likely to be highly volatile and subject to wide fluctuation, trading of our Class A Ordinary Shares could be sporadic, and you may be unable to resell your shares at or above the price at which you acquired them, or at all.

Our stock prices have experienced substantial volatility in the past, often based on factors that we believe are unrelated to our business or financial performance or prospects. We believe that trading in our stock has been and will likely continue to be subject to significant volatility. These factors include macroeconomic developments in North America, China and globally and market perceptions of the attractiveness of particular industries. Factors unrelated to our performance that may affect the price of our Class A Ordinary Shares include the following: the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow us, a reduction in trading volume and general market interest in our Class A Ordinary Shares may affect an investor’s ability to trade significant numbers of shares of our Class A Ordinary Shares; the size of our public float may limit the ability of some institutions to invest in our Class A Ordinary Shares. As a result of any of these factors, the market price of our Class A Ordinary Shares at any given point in time may not accurately reflect our long-term value. The price of our Class A Ordinary Shares may increase or decrease in response to a number of events and factors, including: changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our Class A Ordinary Shares. These factors, or any of them, may materially adversely affect the prices of our Class A Ordinary Shares regardless of our operating performance.

The market price of our Class A Ordinary Shares is affected by many other variables which we believe are not directly related to our success and are, therefore, not within our control. These include other developments that affect the breadth of the public market for our Class A Ordinary Shares and the attractiveness of alternative investments. The effect of these and other factors on the market price of our Class A Ordinary Shares is expected to make our Class A Ordinary Shares price volatile in the future, which may result in losses to our investors.

Future sales by shareholders, or the perception that such sales may occur, may depress the price of our Class A Ordinary Shares.

The sale or availability for sale of substantial amounts of our shares in the public market, or the perception that such sales could occur, could adversely affect the market price of our Class A Ordinary Shares and also could impair our ability to raise capital through future offerings of our shares. Any decline in the price of our Class A Ordinary Shares may encourage short sales, which could place further downward pressure on the price of our Class A Ordinary Shares and may impair our ability to raise additional capital through the sale of equity securities.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares, including, without limitation, private or public equity or debt offerings other than this “at the market” offering. The price per share at which we sell additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares in future transactions may be higher or lower than the market price per share of the Class A Ordinary Shares.

Sales of our share of Class A Ordinary Shares in this offering, or the perception that such sales may occur, could cause the market price of our Class A Ordinary Shares to fall.

We may issue and sell shares of our Class A Ordinary Shares for aggregate gross proceeds of up to $100,000,000 from time to time in connection with this offering. The issuance and sale from time to time of these new shares of Class A Ordinary Shares, or our ability to issue these new shares of Class A Ordinary Shares in this offering, could have the effect of depressing the market price of our Class A Ordinary Shares.

We are subject to regulations and continued requirements as our Class A Ordinary Shares are listed and traded on The Nasdaq Capital Market.

We are required to meet the continued listing standards for The Nasdaq Capital Market. If we fail to meet the continued listing standards, we may be found delinquent by Nasdaq or we may even face delisting by Nasdaq. The Nasdaq Capital Market requires that the average closing price of its listed Class A Ordinary Shares remain above $1.00 over a 30 consecutive business day period. As previously disclosed on Form 6-K, filed with the SEC on October 30, 2025, on October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice has no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. The Company has been provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement. If at any time before April 27, 2026, the closing bid price of the Class A Ordinary Shares reaches or exceeds $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to April 27, 2026, in order to regain compliance. The Company may be eligible for an additional 180-day compliance period under certain circumstances in accordance with Nasdaq’s listing rules. As of the date of this prospectus supplement, the Company has not regained compliance with the Minimum Bid Price Requirement. We are actively monitoring the closing bid price of the Class A Ordinary Shares and will evaluate available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will regain compliance during the initial 180-day compliance period, secure a second compliance period or maintain compliance with the other Nasdaq Listing Rules.

In addition, to maintain a listing on The Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum shareholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements standards, our Class A Ordinary Shares could be subject to delisting. Delisting would have a negative effect on the price of our Class A Ordinary Shares and would impair your ability to sell our Class A Ordinary Shares when you wish to do so.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to continue to qualify as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We may issue and sell shares of our Class A Ordinary Shares having aggregate gross sales proceeds of up to $100,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering for general corporate purposes, including working capital, daily operations and business expansions. The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of the shares of our Class A Ordinary Shares.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2025:

●	on an actual basis, as derived from our audited consolidated financial statements as of December 31, 2025, which are incorporated by reference into this prospectus supplement; and

●

on a pro forma basis to reflect additional 202,000,000 Class A Ordinary Shares issued from our February 2026 PIPE transaction and sold at a price of US$0.16012 per share, after deducting the offering expenses payable by us; and

●	on a pro forma as adjusted basis to give further effect to the issuance of and sale of a maximum of 277,700,639 Class A Ordinary Shares in this “at the market” offering, at the assumed and reference point offering price of $0.3601 per share, which was the Nasdaq Official Closing Price of our Class A Ordinary Share on March 6, 2026, after deducting the estimated offering expenses payable by us.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

As of December 31, 2025

(All amounts in U.S. dollars, except for share and per share data, unless otherwise noted)

	December 31, 2025
	Actual	Pro forma	Pro Forma As Adjusted
	US$	US$	US$
Debt:
Bank Loan	4,618,839	4,618,839	4,618,839
Shareholders’ Equity:
Class A Ordinary Shares (par value of US$0.0001 per share; 3,350,000,000 Class A Ordinary Shares authorized, 6,400,000 Class A Ordinary Shares issued and outstanding on actual basis; 208,400,000 Class A Ordinary Shares issued and outstanding on a pro forma basis; and 486,100,639 Class A Ordinary Shares issued and outstanding on a pro forma as-adjusted)	640	20,840	48,610
Class B Ordinary Shares (par value of US$0.0001 per share; 150,000,000 Class B Ordinary Shares authorized, 12,500,000 Class B Ordinary Shares issued and outstanding, actual, pro forma, and pro forma as-adjusted, respectively)	1,250	1,250	1,250
Additional paid-in capital	17,727,063	50,051,103	147,929,429
Statutory reserves	361,083	361,083	361,083
Retained earnings	(2,244,434)	(2,244,434)	(2,244,434)
Accumulated other comprehensive income	289,267	289,267	289,267
Total Capitalization	16,134,369	48,479,109	146,385,205

(1)	The pro forma as-adjusted information discussed above is illustrative only. Our additional paid-in capital, total shareholders’ equity, and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in our Class A Ordinary Shares this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per Class A Ordinary Share and the as adjusted net tangible book value per share after giving effect to this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is equity attributable to shareholders of the Company less intangible assets, by the number of issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares. Dilution represents the difference between the price per share paid by purchasers of Class A Ordinary Shares in this offering and the as adjusted net tangible book value per share immediately after giving effect to this offering. Our net tangible book value as of December 31, 2025 was approximately $13.91 million, or $0.7362 per share.

In February 2026, we issued 202,000,000 Class A Ordinary Shares in a private investment in public equity (“PIPE”) transaction at a purchase price of $0.16012 per share, resulting in gross proceeds of approximately $32.34 million, before deducting offering expenses payable by us. After giving effect to the PIPE transaction, our pro forma net tangible book value as of December 31, 2025 would have been approximately $46.19 million, or approximately $0.2091 per share. This represents an immediate increase in net tangible book value of $0.0490 per share to the investors participating in the PIPE transaction.

After giving effect to the sale of our Class A Ordinary Shares during the remaining term of the Sales Agreement in the aggregate amount of $100 million at an assumed offering price of $0.3601 per share, which was the Nasdaq Official Closing Price of our Class A Ordinary Share on March 6, 2026 and after deducting commissions and estimated aggregate offering expenses payable by us, our net tangible book value as of December 31, 2025 would have been $141.16 million, or $0.2831 per share. This represents an immediate increase in the net tangible book value of $0.0740 per share to our existing stockholders and an immediate dilution in net tangible book value of $0.0770 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.3601
Net tangible book value per share as of December 31, 2025*	$0.7362
Decrease in net tangible book value per share attributable to February 2026 PIPE transaction	$(0.5271)
Increase in net tangible book value per share attributable to this offering	$0.0740
As adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering and PIPE transaction		$0.2831
Dilution per share to new investors purchasing shares in this offering		$0.0770

*	The above discussion and table are based on 6,400,000 Class A Ordinary Shares and 12,500,000 Class B Ordinary Shares issued and outstanding as of Decembre 31, 2025, prior to giving effect to the PIPE transaction.

We may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our 2025 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with AC Sunshine Securities LLC, under which we may issue and sell our Class A Ordinary Shares from time to time up to an aggregate sales price of $100,000,000 through or to the Sales Agent. The Sales Agreement has been filed as Exhibit 1.1 to our current report on Form 6-K filed on March 13, 2026 which is incorporated by reference in this prospectus supplement. Sales of our Class A Ordinary Shares, if any, under this prospectus supplement and the accompanying prospectus will be made by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell Class A Ordinary Shares under the Sales Agreement, we will notify a Sales Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed such Sales Agent, unless the Sales Agent declines to accept the terms of such notice, the Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Sales Agent under the Sales Agreement to sell our Class A Ordinary Shares are subject to a number of conditions that we must meet.

The settlement between us and the Sales Agent is generally anticipated to occur on the second (2nd) trading day following the date on which the sale was made. Sales of our Class A Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission equal to up to three percent (3.0%) of the gross proceeds we receive from the sales of our Class A Ordinary Shares. In addition, we have agreed to reimburse the Sales Agent for their reasonable and documented out-of-pocket expenses, including fees and disbursements of their counsel, in an amount not to exceed $80,000. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In connection with the sale of the Class A Ordinary Shares on our behalf, the Sales Agent will be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain civil liabilities, including liabilities under the Securities Act.

The offering of our Class A Ordinary Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the one-year anniversary of the date of the Sales Agreement, (ii) the sale of all of our Class A Ordinary Shares provided for in this prospectus supplement, or (iii) earlier termination of the Sales Agreement as permitted therein.

To the extent required by Regulation M under the Exchange Act, the Sales Agent will not engage in any market making activities involving our Class A Ordinary Shares while the offering is ongoing under this prospectus supplement.

The Sales Agent and their affiliates have provided, and may in the future provide, various investment banking and other financial services for us. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

We are being represented by McCarter & English, LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Beijing Dacheng Law Offices, LLP (Fuzhou). The Sales Agent is being represented in connection with this offering by iTKG Law LLC.

EXPERTS

The financial statements incorporated by reference in this prospectus supplement to our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC’s website at www.sec.gov.

Our corporate website is www.yiwate88.com. The information contained on our websites is not a part of this prospectus. Our authorized representative and agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, Tel: +1 (212) 947-7200.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on March 6, 2026;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on May 22, 2025, June 9, 2025, September 29, 2025, October 30, 2025, December 18, 2025, January 12, 2026 and February 10, 2026, respectively;

●	the description of our ordinary shares set forth in the registration statement on Form 8-A, filed with the SEC on December 30, 2024, as supplemented by the “Description of Ordinary Shares” included in this prospectus and including any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of the filing of the registration statement of which this prospectus forms a part that are identified in such reports as being incorporated by reference in this prospectus.

Our most recent Annual Report on Form 20-F contains descriptions of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system. We maintain our website at www.yiwate88.com. The information contained on our websites does not form a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus but not delivered with the prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

INLIF LIMITED

No. 88, Hongsi Road, Yangxi New Area, Honglai Town

Nan’an City, Quanzhou, the PRC

Tel: +86 15375760760

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

PROSPECTUS

INLIF LIMITED

$300,000,000

Class A Ordinary Shares

Warrants

Debt Securities

Rights

Units

We may offer, issue and sell from time to time up to $300,000,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares of par value $0.0001 each (the “Class A Ordinary Shares”), warrants to purchase ordinary shares, debt securities, rights, and a combination of such securities, separately or as units, in one or more offerings. This prospectus provides a general description of offerings of these securities that we may undertake. We refer to our Class A Ordinary Shares, warrants, debt securities, rights, and units, collectively as “securities” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell the securities, we will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution” on page 13. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our Class A Ordinary Shares are currently traded on the Nasdaq Capital Market under the symbol “INLF.” On January 2, 2026, the last reported closing price of our Class A Ordinary Shares on Nasdaq was $0.4846 per share.

The aggregate market value of our outstanding ordinary shares held by non-affiliates was approximately $4,452,800, based on 18,900,000 ordinary shares issued and outstanding as of January 2, 2026, of which 6,050,000 shares were held by non-affiliates, and a per share price of $0.736 based on the closing sale price of our Class A Ordinary Shares on November 10, 2025, which is the highest closing sale price of our Class A Ordinary Shares on the Nasdaq Capital Market within the prior 60 days of this prospectus. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities registered on the registration statement to which this prospectus forms a part with a value exceeding one-third of the aggregate market value worldwide of our outstanding common equity held by non-affiliates (which we refer to as our public float) in any 12-month period so long as our public float remains below US$75,000,000. We have not sold any securities pursuant to General Instruction I.B.5 of Form F-3 during the 12 calendar months prior to and including the date of this prospectus. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on Nasdaq or other securities exchange of the securities covered by the prospectus supplement.

As previously disclosed on Form 6-K, filed with the SEC on October 30, 2025, on October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”).

The Notice has no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. The Company has been provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement. If at any time before April 27, 2026, the closing bid price of the Class A Ordinary Shares reaches or exceeds $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter would be resolved. If the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to April 27, 2026, in order to regain compliance.

If the Company does not regain compliance with the Minimum Bid Price Requirement during the initial 180 calendar day period, the Company may be eligible for additional time for compliance. To qualify, the Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days. However, if it appears to Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice that its securities will be subject to delisting.

The Company intends to actively monitor the closing bid price of the Class A Ordinary Shares and will evaluate available options to regain compliance with the Minimum Bid Price Requirement. However, there can be no assurance that the Company will regain compliance during the initial 180-day compliance period, secure a second compliance period or maintain compliance with the other Nasdaq Listing Rules.

Investing in our securities involves a high degree of risk, including the risk of losing your entire investment. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 12 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “INLIF Cayman,” “our Company,” and the “Company” refer to INLIF LIMITED, a Cayman Islands exempted company; “Yunfei BVI” refers to Yunfei Enterprise Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by INLIF Cayman; “Juli HK” refers to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI; “Fujian INLIF” refers to Fujian INLIF Technology CO., LTD, a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK; the “Operating Entity” or “Ewatt” refers to Ewatt Robot Equipment Co. Ltd., a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), which is 94% owned by Fujian INLIF; and “Fanqi HK” refers to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt and is 100% owned by Yunfei BVI.

We are a holding company incorporated in the Cayman Islands with no material operations of our own and not a Chinese operating company. As a result, a substantial majority of our operations are conducted through the Operating Entity established in the PRC. The securities offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our ordinary shares, including that it could cause the value of our ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 28, 2025 (the “Annual Report”).

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation or a complete loss of the value of our ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors.

Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structures, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On December 28, 2021, 13 governmental departments of the PRC, including the Cyberspace Administration of China (the “CAC”), issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures. As confirmed by our PRC counsel, Beijing Dacheng Law Offices, LLP (Fuzhou) (“Dacheng”), we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, since neither Fujian INLIF nor the Operating Entity is a critical information infrastructure operator (“CIIO”) or online platform operator with personal information of more than one million users. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” in our Annual Report.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, an issuer that issues securities in the same overseas market after its overseas offering and listing shall file with the CSRC within three working days after the completion of the offering. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed a fines.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act,” as amended as described hereinbelow), if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditor for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Enrome LLP, headquartered in Singapore, is a PCAOB-registered certified public accountant firm which is subject to inspection by PCAOB. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the U.S. Securities and Exchange Commission (the “SEC”) to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, as was formerly required under the HFCA Act before such amendment. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Enrome LLP, at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) with the CSRC and China’s Ministry of Finance (the “MOF”). The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Item 3. Key Information—D. Risk Factors— Risks Relating to Doing Business in China—The Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections” in our Annual Report.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders.  We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. Juli HK will rely on payments made from Fujian INLIF, which will in turn rely on payments made from Ewatt as dividends. Fanqi HK will rely on payments made from Ewatt. However, as the PRC government imposes control over currency conversion, it has the authority to conduct exchange transfer reviews, which may impose certain limitations on our ability to transfer cash among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact our dividend distributions, if any, to our investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Conversion of RMB to and from other currency may be subject to governmental control in China” in our Annual Report. Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our Annual Report. We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our chairman of the board of directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. As of the date of this prospectus, other than the transfer of proceeds of the Company’s initial public offering (the “IPO”) of $5,691,644 from the Company to the Operating Entity, as well as the administrative fee and share transfer and cash payment in connection with the Company’s reorganization during its IPO, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries.  See “Prospectus Summary—Asset Transfers Between Our Company and Our Subsidiaries” “Prospectus Summary—Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences,” and our audited consolidated financial statements for the fiscal years ended December 31, 2024, 2023, and 2022 in our Annual Report.

We are an “emerging growth company” as defined under the federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an “Emerging Growth Company.””

Neither the Securities and Exchange Commission, any United States state securities commission, the Cayman Islands Monetary Authority, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2026.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $300,000,000. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission, is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Class A Ordinary Shares” are to the Class A ordinary shares of INLIF Cayman (as defined below), par value $0.0001 per share;

●	“Class B Ordinary Shares” are to the Class B ordinary shares of INLIF Cayman (as defined below), par value $0.0001 per share;

●	“Fanqi HK” are to Fanqi Enterprise Limited, a Hong Kong corporation, which owns 6% of the equity interests in Ewatt (as defined below) and is 100% owned by Yunfei BVI (as defined below);

●	“Fujian INLIF” are to Fujian INLIF Technology CO., LTD, a limited liability company organized under the laws of the PRC, which is wholly owned by Juli HK (as defined below);

●	“Hong Kong” are to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Juli HK” are to Juli Enterprise Limited, a Hong Kong corporation and wholly owned subsidiary of Yunfei BVI;

●	“Operating Entity” or “Ewatt” are to Ewatt Robot Equipment Co., Ltd., a limited liability company organized under the laws of the PRC, which is 94% owned by Fujian INLIF;

●	“ordinary shares” are to the Class A Ordinary Shares and Class B Ordinary Shares;

●	“Renminbi” or “RMB” are to the legal currency of China;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“U.S. dollars,” “$,” “USD,” or “dollars” are to the legal currency of the United States;

●	“we,” “us,” “our,” “INLIF Cayman,” “our Company,” and the “Company” are to INLIF LIMITED, a Cayman Islands exempted company; and

●	“Yunfei BVI” are to Yunfei Enterprise Limited, a company formed under the laws of the British Virgin Islands, which is wholly owned by INLIF Cayman.

You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Our Corporate Structure

We are a holding company incorporated in the Cayman Islands and not a Chinese operating company. As a result, a substantial majority of our operations are conducted by the Operating Entity established in the PRC. The securities offered in this prospectus are shares of the Cayman Islands holding company instead of shares of the Operating Entity in the PRC. Holders of our securities do not directly own any equity interests in the Operating Entity, but will instead own shares of a Cayman Islands holding company. The Chinese regulatory authorities could disallow our corporate structure, which would likely result in a material change in our operations and/or a material change in the value of our ordinary shares, including that it could cause the value of our ordinary shares to significantly decline or become worthless. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” in our Annual Report.

The following diagram illustrates our corporate structure as of the date of this prospectus.

*	The percentages of share ownership in INLIF Limited set forth in the diagram represent the proportion of our total issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, taken together as a single class, that are beneficially owned by each shareholder as of the date of this prospectus.

(1)	Represents 4,376,625 Class B Ordinary Shares indirectly held by Wenzao Huang, our chairman of the board of directors, the 100% beneficial owner of LIANKEN ENTERPRISE LIMITED, as of the date of this prospectus.

(2)	Represents 3,723,750 Class B Ordinary Shares indirectly held by Xiaolong Chen, the 100% beneficial owner of TIANHUA ENTERPRISE LIMITED, as of the date of this prospectus.

(3)	Represents 2,255,000 Class B Ordinary Shares indirectly held by Yunjun Huang, our director, the 100% beneficial owner of XINGCAN ENTERPRISE LIMITED, as of the date of this prospectus.

(4)	Represents 1,394,625 Class B Ordinary Shares indirectly held by Jinliang Xu, the 100% beneficial owner of WEIBO ENTERPRISE LIMITED, as of the date of this prospectus.

We are subject to certain legal and operational risks associated with the business operations of the PRC subsidiaries being based in China, which could cause the value of our securities to significantly decline or become worthless. Applicable PRC laws and regulations governing such current business operations are sometimes vague and uncertain, and, as a result, these risks may result in material changes in the operations of the PRC subsidiaries, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer, or continue to offer, our securities to investors. Recently, the PRC government adopted a series of regulatory actions and issued statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, enhancing supervision over China-based companies listed overseas using variable interest entity structures, and expanding the efforts in anti-monopoly enforcement. As of the date of this prospectus, neither we nor our subsidiaries have been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction related to cybersecurity review under the Cybersecurity Review Measures.  On December 28, 2021, 13 governmental departments of the PRC, including the CAC, issued the Cybersecurity Review Measures, which became effective on February 15, 2022. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because neither Fujian INLIF nor the Operating Entity is a CIIO or online platform operator with personal information of more than one million users. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC— The impact of the Cyberspace Administration of China (the “CAC”)’s increasing oversight over data security remains highly uncertain, particularly for companies with substantial China operations seeking to list on a foreign stock exchange” in our Annual Report. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, an issuer that issues securities in the same overseas market after its overseas offering and listing shall file with the CSRC within three working days after the completion of the offering. Failure to comply with the filing requirements may result in the company being ordered to make corrections, issued a warning, and imposed a fines.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require us and our PRC subsidiaries to incur additional costs and effort to ensure compliance with such regulations or interpretations. As such, our Operating Entity in the PRC may be subject to governmental and regulatory interference in the provinces in which it operates. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations” in our Annual Report.

The same legal and operational risks associated with operations in China also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy executive, legislative, and independent judicial power, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs, and other matters that are not within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the changes in PRC laws, regulations, or policies, the Basic Law may be revised in the future and thus we may face the same legal and operational risks associated with the PRC subsidiaries operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, our Hong Kong subsidiaries, Juli HK and Fanqi HK, may become subject to PRC laws or authorities. As a result, our Hong Kong subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer conduct offerings to foreign investors, and no longer be permitted to continue their current business operations.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange under the HFCA Act (as amended as described hereinbelow), if the PCAOB is unable to inspect our auditors for two consecutive years beginning in 2021. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Our auditor, Enrome LLP, headquartered in Singapore, is a PCAOB-registered certified public accountant firm which is subject to inspection by PCAOB. The PCAOB currently has access to inspect the working papers of our auditor and our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, which determinations were vacated on December 15, 2022. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law, which contained, among other things, an identical provision to Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, as was formerly required under the HFCA Act before such amendment. If trading in our Class A Ordinary Shares is prohibited under the HFCA Act in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor, Enrome LLP, at such future time, Nasdaq may determine to delist our Class A Ordinary Shares. On August 26, 2022, the PCAOB signed the SOP with the CSRC and the MOF. The SOP Agreements establish a specific and accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our and our auditor’s control. The PCAOB is continuing to demand complete access in mainland China and Hong Kong moving forward. The PCAOB has indicated that it will act immediately to consider the need to issue new determinations with the HFCA Act if needed. If the PCAOB in the future again determines that it is unable to inspect and investigate completely auditors in mainland China and Hong Kong, the companies audited by those auditors would be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act and the Consolidated Appropriations Act. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act (the “HFCA Act”). The delisting of the Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) to conduct inspections would deprive our investors of the benefits of such inspections” in our Annual Report.

Business Overview

The Operating Entity, established in September 2016, is engaged in the research, development, manufacturing, and sales of injection molding machine-dedicated manipulator arms. It is also a provider of installation services and warranty services for manipulator arms, and accessories and raw materials for manipulator arms.

The Operating Entity produces an extensive portfolio of injection molding machine-dedicated manipulator arms, including transverse single and double-axis manipulator arms, transverse and longitudinal multi-axis manipulator arms, and large bullhead multi-axis manipulator arms, which are developed by the Operating Entity. The products are equipped with high-precision linear guide rails for guiding operation, giving them precise positioning, high movement speed, and stable operation. They can be used in linear, planar, and three-dimensional workpiece handling, detection positioning, automatic assembly, and other processes, demonstrating significant value in replacing manual labor, improving production efficiency, and stabilizing product quality. These products were sold to 135, 117, and 101 customers for the fiscal years ended December 31, 2024, 2023, and 2022, respectively.

The Operating Entity generates its revenue from the following sources: (i) sales of injection molding machine-dedicated manipulator arms under its own brand iNLIF (因立夫), and the provision of installation and warranty services for the manipulator arms sold; (ii) sales of injection molding machine-dedicated manipulator arms accessories, including conveyor belts, welded bases, and reducer mounting plates; (iii) sales of raw materials and scraps of injection molding machine-dedicated manipulator arms; and (iv) the provision of installation services to customers who procure the Operating Entity’s injection molding machine-dedicated manipulator arms through third-party vendors.

For the fiscal years ended December 31, 2024, 2023, and 2022, we had total revenue of $15,796,983, $12,610,873, and $6,652,308, and net income of $1,627,977, $1,352,511, and $537,555, respectively.

As part of our long-term strategic transformation, the Company is accelerating its expansion into the new energy sector, which includes the development of advanced automation solutions for the lithium battery and energy storage industries. we have developed new energy sector-focused products, such as the Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules.

Competitive Strengths

We believe that the following strengths contribute to the Operating Entity’s success and differentiate it from its competitors:

●	strong research and development (“R&D”) capability;

●	comprehensive quality control system;

●	experienced management team; and

●	a broad range of customer base.

Growth Strategies

We intend to grow the Operating Entity’s business using the following key strategies:

●	enhance production capacity;

●	increase R&D investment; and

●	expand sales network.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully under “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” in our Annual Report.

Risks Relating to Doing Business in the PRC

Risks and uncertainties related to doing business in China include, but are not limited to, the following:

●	We may be affected by changes in the political and economic policies of the PRC government.

●	Uncertainties with respect to the enforcement of laws, and changes in laws and regulations in China with little advance notice, could materially and adversely affect us.

●	The PRC government exerts substantial influence over the manner in which the PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence the PRC subsidiaries’ operations, which could result in a material change in the PRC subsidiaries’ operations.

●	The PRC government has significant authority to exert influence on our operations in mainland China.

●	Chinese regulatory authorities could disallow our holding company structure by exerting more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

●	The Class A Ordinary Shares may be delisted under the HFCA Act. The delisting of the Class A Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors of the benefits of such inspections.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

Risks Relating to the Operating Entity’s Business and Industry

Risks and uncertainties related to the Operating Entity’s business and industry include, but are not limited to, the following:

●	Our expansion into the new energy sector may not succeed, and may adversely affect our business, financial condition, and results of operations.

●	The Operating Entity’s research and development, acquisitions, and licensing efforts may fail to generate new products.

●	Manufacturing problems may cause product launch delays, inventory shortages, recalls or unanticipated costs.

●	The Operating Entity may fail to detect or cure defects of its products.

●	If the Operating Entity fails to successfully develop and commercialize new industrial manipulator arms in a timely manner, the operating results may be materially adversely affected.

●	The Operating Entity has a limited operating history, which makes it difficult to evaluate our future prospects.

●	The Operating Entity sources its raw materials used for manufacturing from a limited number of suppliers. If the Operating Entity loses one or more of the suppliers, its operation may be disrupted, and both the Operating Entity’s and our results of operations may be adversely and materially impacted.

●	A significant portion of the total revenue of the Operating Entity is derived from a few major customers. A loss of business from any of these major customers may have a significant negative impact on the Operating Entity’s business and financial performance.

Risks Relating to our Ordinary Shares and the Trading Market

We are subject to general risks and uncertainties relating to our ordinary shares and the trading market, including, but not limited to, the following:

●	If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

●	The public shareholders hold a minority interest in our Company and our directors, officers and other holders of 5% or more of our ordinary shares continue to have significant influence over us.

●	If we fail to implement and maintain an effective system of internal controls or fail to remediate the material weaknesses in our internal control over financial reporting that have been identified, we may fail to meet our reporting obligations or be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Class A Ordinary Shares may be materially and adversely affected.

●	Substantial future sales of our Class A Ordinary Shares or the anticipation of future sales of our Class A Ordinary Shares in the public market could cause the price of our Class A Ordinary Shares to decline.

●	We do not intend to pay dividends in the foreseeable future.

●	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance.

●	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

●	Because we are an “emerging growth company,” we may not be subject to requirements that other public companies are subject to, which could affect investor confidence in us and our ordinary shares.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

Permissions or Approval Required from the PRC Authorities for Our Operation and Offering

Our PRC legal counsel, Dacheng, has advised us that, in order to operate our business activities as currently conducted in China, the PRC subsidiaries are required to obtain a business license from the State Administration for Market Regulation (the “SAMR”). As of the date of this prospectus, as confirmed by Dacheng, our PRC legal counsel, each of our PRC subsidiaries has obtained a valid business license from the SAMR and no application for any such license has been denied. However, it is uncertain whether we or our PRC subsidiaries will be required to obtain additional approvals, licenses, or permits in connection with our business operations pursuant to evolving PRC laws and regulations, and whether we would be able to obtain and renew such approvals on a timely basis or at all. Failing to do so could result in a material change in our operations, and the value of our ordinary shares could depreciate significantly or become worthless. As of the date of this prospectus, our PRC counsel, Dacheng, has advised us that neither we nor any of the PRC subsidiaries (1) is subject to approval requirements from the CSRC, the CAC, or any other entity to approve our operations, and (2) has been denied such permissions by any PRC authorities.

However, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection. On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As of the date of this prospectus, neither we nor our subsidiaries have received any inquiry, notice, warning, or sanctions regarding our overseas listing from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Entity, our ability to accept foreign investments, and our listing on a U.S. exchange. The SCNPC or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us and our subsidiaries to obtain regulatory approval from Chinese authorities for listing in the U.S.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to provide, publicly disclose to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any documents and materials that contain state secrets or working secrets of government agencies through its overseas listed entity, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to provide, publicly disclose to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, or provide, publicly disclose any other documents and materials that, if leaked, will be detrimental to national security or public interest through its overseas listed entity, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company, or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities; where a suspected crime is involved, the case shall be transferred to the judicial authorities for criminal investigation according to law.

As there are still uncertainties regarding the interpretation and implementation of such regulations, we cannot assure you that we will be able to comply with new regulatory requirements relating to our listing and our future overseas capital-raising activities and we may become subject to more stringent requirements with respect to matters such as cross-border investigation, data privacy, and enforcement of legal claims.

Notwithstanding the foregoing, as of the date of this prospectus, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our PRC subsidiaries’ operations.

The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to CIIOs that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries. As of the date of this prospectus, we have not received any notice from any authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. As confirmed by our PRC counsel, Dacheng, we are not subject to cybersecurity review or network data security review by the CAC under the Cybersecurity Review Measures, because our PRC subsidiaries are not CIIOs or online platform operators with personal information of more than one million users. There remains uncertainty, however, as to how the Cybersecurity Review Measures will be interpreted or implemented and whether the PRC over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our PRC subsidiaries’ business and our offering.

To operate business activities in Hong Kong, every company must register its business with the Business Registration Office of the Inland Revenue Department in Hong Kong and make an application for business registration within one month of commencement of business. Any person who fails to comply is subject to a maximum fine of HK$5,000 and one year of imprisonment. As of the date of this prospectus, our Hong Kong subsidiaries have obtained valid business registration certificates. There is no statutory or mandatory permission or regulatory approval required for the provision of customized servers and ancillary software and services in Hong Kong. As of the date of this prospectus, neither we nor our Hong Kong subsidiaries are required to obtain (i) any permission or approval from Hong Kong authorities to offer the securities being registered to foreign investors outside Hong Kong, or (ii) any permission or approval from Hong Kong authorities to operate their business except for the aforementioned business registration certificates. However, it is uncertain whether we or our Hong Kong subsidiaries will be required to obtain additional permissions or approval from Hong Kong authorities to operate business or offer securities to foreign investors in the future, and whether we would be able to obtain such permissions or approvals. If we are unable to obtain such permissions or approvals if required in the future because applicable laws, regulations, or interpretations change, or inadvertently conclude that such permissions or approvals are not required, then the value of our ordinary shares may depreciate significantly or become worthless.

Asset Transfers Between Our Company and Our Subsidiaries

As of the date of this prospectus, other than the transfer of proceeds of the Company’s IPO of $5,691,644 from the Company to the Operating Entity, as well as the administrative fee and share transfer and cash payment in connection with the Company’s reorganization during its IPO, no cash transfer or transfer of other assets has occurred among our Company and our subsidiaries.  We have established controls and procedures for cash flows within our organization based on internal cash management policies established by our finance department, discussed, considered, and reviewed by the relevant departments in our Company, and approved by our chairman of the board of directors. Specifically, our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiates a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and then submits it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium amount, provided that in no circumstances may a dividend be paid out of share premium if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business.

If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiaries, Juli HK and Fanqi HK. However, as the PRC government imposes control on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China, it has the authority to conduct reviews on cross-border transfer in and out of mainland China, which may impose certain limitations on our ability to transfer funds among our Company, our subsidiaries, and our investors, primarily reflected in the following aspects: (i) we are restricted from injecting capital or providing loans to our PRC subsidiaries, which may adversely affect the operations of our PRC subsidiaries; (ii) our PRC subsidiaries may be restricted from paying dividends to us; and (iii) if we are unable to obtain dividends from our PRC subsidiaries, it may adversely impact dividend distributions, if any, to our investors. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from making loans or additional capital contributions to our PRC subsidiaries and thereby prevent us from funding our business,” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—Conversion of RMB to and from other currency may be subject to governmental control in China” in our Annual Report. Furthermore, any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” in our Annual Report.

Current PRC regulations permit Fujian INLIF to pay dividends to Juli HK only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. For instance, the Circular on Promoting the Reform of Foreign Exchange Management and Improving Authenticity and Compliance Review, issued on January 26, 2017, provides that banks shall, when dealing with dividend remittance transactions from a domestic enterprise to its offshore shareholders of more than $50,000, review the relevant board resolutions, original tax filing form, and audited financial statements of such domestic enterprise based on the principle of genuine transaction. Furthermore, if Fujian INLIF and its subsidiary, Ewatt, incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our PRC subsidiaries are unable to receive revenue from the PRC subsidiaries operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Juli HK may be considered a non-resident enterprise for tax purposes, so that any dividends Fujian INLIF pays to Juli HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information—E. Taxation” in our Annual Report.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Double Tax Avoidance Arrangement”), the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by Fujian INLIF to their immediate holding company, Juli HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority.  Juli HK intends to apply for the tax resident certificate if and when Fujian INLIF plans to declare and pay dividends to Juli HK. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in the PRC—We may be deemed to be a PRC resident enterprise under the Enterprise Income Tax Law, and be subject to the PRC taxation on our worldwide income, which may significantly increase our income tax expenses and materially decrease our profitability” in our Annual Report.

Implications of Being an “Emerging Growth Company”

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in the IPO;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure; and

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of the above-described reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act until we no longer meet the definition of an emerging growth company. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year ending December 31, 2029, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Foreign Private Issuer Status

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq corporate governance listing standards. Nasdaq rules, however, permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards.

Pursuant to the home country rule exemption set forth under Nasdaq Listing Rule 5615, the board of directors of the Company has elected to follow the Company’s home country rules for exemption from the requirements as follows:

Nasdaq Listing Rule 5635, which requires a listed company to obtain shareholder approval for certain dilutive events, including:

●	issuance of securities in connection with the acquisition of the stock or assets of another company;

●	issuance of securities that will result in a change of control of the Company;

●	issuance of securities when a stock option or purchase plan or other equity compensation arrangement is established or materially amended; and

●	certain transactions other than a public offering involving issuances of a 20% or greater interest in the Company.

Other than those described above, there are no significant differences between the Company’s corporate governance practices and those followed by U.S. domestic companies under Nasdaq Capital Market corporate governance listing standards.

Corporate Information

Our principal executive offices are located at No. 88, Hongsi Road, Yangxi New Area, Honglai Town, Nan’an City, Quanzhou, the PRC, and our phone number is +86 15375760760. Our registered office in the Cayman Islands is located at the Office of Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, and the phone number of our registered office is +852 252 9333. We maintain a corporate website at www.yiwate88.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains a website at www.sec.gov that contains reports, proxies, and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system.

Recent Developments

Nasdaq Notice of Deficiency

As previously disclosed on Form 6-K, filed with the SEC on October 30, 2025, on October 27, 2025, the Company received a deficiency letter (the “Notice”) from the Nasdaq Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”). The Notice informed the Company that, based upon the closing bid price of the Company’s Class A Ordinary Shares over the 30 consecutive business day period between September 11, 2025 and October 24, 2025, the Company is not in compliance with the requirement to maintain a minimum bid price of $1.00 per share of its Class A Ordinary Shares for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The Notice has no immediate effect on the continued listing status of the Class A Ordinary Shares on The Nasdaq Capital Market. The Company has been provided a compliance period of 180 calendar days, or until April 27, 2026, to regain compliance with the Minimum Bid Price Requirement.

Share Capital Reorganization

On June 9, 2025, the Company held its annual general meeting of shareholders, at which the shareholders approved, among other matters, (a) the re-election of directors, (b) a share capital reorganization, under which the Company’s authorized share capital will be re-designated and re-classified from US$50,000 divided into 500,000,000 ordinary shares of par value US$0.0001 each, to US$50,000 divided into 350,000,000 Class A Ordinary Shares of par value US$0.0001 each and 150,000,000 Class B Ordinary Shares of par value US$0.0001 each (the “Share Capital Reorganization”); (c) the adoption of the third amended and restated memorandum and articles of association to reflect the Share Capital Reorganization; and (d) a share repurchase and issuance, under which the Company will repurchase a total of 12,500,000 Class A Ordinary Shares held by certain shareholders (the “Class B Shareholders”) out of the proceeds of the fresh issuance of a total of 12,500,000 Class B Ordinary Shares at par value to the Class B Shareholders to be made for the purposes of the repurchase, subject to and immediately following the effectiveness of the Share Capital Reorganization. Further details regarding the meeting and voting results are included in the Company’s Form 6-K furnished on May 22, 2025 and June 9, 2025, which are incorporated herein by reference.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and in Part I, Item 3, D. Risk Factors in our most recent Annual Report on Form 20-F, together with the other information set forth in this prospectus, and in the other documents that we include or incorporate by reference into this prospectus, as updated by our Current Reports on Form 6-K and other filings we make with the SEC, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any risks actually occur, our business, financial condition and results of operations may be materially and adversely affected. In such an event, the trading price of our ordinary shares could decline and you could lose part or all of your investment.

Please see “Where You Can Find More Information” and “Incorporation of Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Relating to the Operating Entity’s Business and Industry

Our expansion into the new energy sector may not succeed, and may adversely affect our business, financial condition, and results of operations.

As part of our long-term strategic transformation, the Company is accelerating its expansion into the new energy sector, which includes the development of advanced automation solutions for the lithium battery and energy storage industries. Driven by the continued growth in overall market demand for new energy solutions, the Company remains confident in its strategic expansion into this sector. However, notwithstanding this confidence, such expansion exposes us to new risks and uncertainties. While we have developed new energy sector-focused products, such as the Cell Outer Blue Film Dispensing System, Module Bonding & Dispensing Equipment, and Automated Production Line for Energy Storage Battery Modules, we face the challenges of scaling operations in a rapidly evolving market, the potential for increased competition, and the risks associated with the high capital expenditures required for research and development in this sector. Furthermore, our ability to deliver turnkey solutions that meet the demands of the new energy market will depend on our continued investment in R&D, the successful integration of new technologies, and the expansion of our talent pool across engineering, R&D, and supply chain functions. If we are unable to effectively execute our strategy in the new energy sector, or if we face unforeseen technical or operational challenges, it could adversely affect our business, financial condition, and results of operations.

Risks Relating to our Ordinary Shares and the Trading Market

If we cannot continue to satisfy the listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Clas A Ordinary Shares are listed on the Nasdaq Capital Market. We cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum stockholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. On October 27, 2025, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that for the last 30 consecutive business days the closing bid price for our Class A Ordinary Share was below $1.00 per share, which is the minimum closing bid price required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (collectively, the “Notice”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we are provided a compliance period of 180 calendar days from the date of the Notice, or until April 27, 2026, to regain compliance with the minimum closing bid price requirement. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

●	a limited availability for market quotations for our securities;

●	reduced liquidity with respect to our securities;

●	a determination that our ordinary shares are a “penny stock,” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our ordinary shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (1) to or through underwriters or dealers, (2) directly to purchasers, including our affiliates, (3) through agents, or (4) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will describe the terms of the offering, including the following information, if applicable:

●	the name or names of any dealers or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price to the public;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through underwriters or dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The prospectus supplement will include the names of the principal underwriters the respective amount of securities underwritten, the nature of the obligation of the underwriters to take the securities and the nature of any material relationship between an underwriter and us.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent by us. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed delivery contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market making, stabilization and other transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative transactions and hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Electronic auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

DESCRIPTION OF ORDINARY SHARES

The following is a summary of material provisions of our third amended and restated memorandum and articles of association currently in effect, as well as the Companies Act (Revised) of the Cayman Islands (the “Cayman Companies Act”) insofar as they relate to the material terms of our ordinary shares. For more complete information, you should read the entirety of our third amended and restated memorandum and articles of association, which is being filed with the U.S. Securities and Exchange Commission as Appendix A to the Exhibit 99.1 to the report on Form 6-K filed with the SEC on May 22, 2025.

Type and Class of Securities

Our authorized share capital is $50,000 divided into 350,000,000 Class A Ordinary Shares of a nominal or par value $0.0001 per share, and 150,000,000 Class B Ordinary Shares of a nominal or par value $0.0001 per share, of which 6,400,000 Class A Ordinary Shares are issued and outstanding, and 12,500,000 Class B Ordinary Shares are issued and outstanding as of the date of this prospectus.

Our ordinary shares may be held in either certificated or uncertificated form.

Preemptive Rights

The holders of our ordinary shares do not have pre-emptive rights under the Cayman Companies Act or pursuant to our third amended and restated memorandum and articles of association.

Rights of Ordinary Shares

Ordinary Shares

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members.  Every person whose name is entered as a shareholder in the register of members, shall without payment, be entitled to a share certificate signed by our director specifying the share or shares held and the amount paid up thereof, provided that in respect of a share or shares held jointly by several persons, our Company shall not be bound to issue more than one share certificate and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Subject to the provisions of the Cayman Companies Act and our third amended and restated articles of association regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary shares. No share may be issued at a discount except in accordance with the provisions of the Cayman Companies Act.

Dividends

Subject to the provisions of the Cayman Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	our shareholders may, by ordinary resolution, declare final dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of shares of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as a single class on all matters submitted to a vote for Members’ consent.

Each Class A Ordinary Share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of the Company; whereas, each Class B Ordinary Share shall be entitled to twenty (20) votes on all matters subject to the vote at general meetings of the Company.

Conversion Right

In respect of a holder of Class B Ordinary Shares, subject to the provisions of the Articles and to any applicable fiscal or other laws or regulations including the Cayman Companies Act, to convert all or any of its Class B Ordinary Shares, into Class A Ordinary Shares in its discretion on a one-to-one basis. A holder of Class A Ordinary Shares shall have no rights to convert Class A Ordinary Shares into Class B Ordinary Shares under any circumstances.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Cayman Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they consider necessary or desirable. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote in respect to the matter for which the meeting is requested, deposited at the registered office of the Company. The written requisition shall specify (a) the place, the date, and the hour of the meeting; (b) whether the meeting will be held virtually, at a physical place or both; (c) if the meeting is to be held in any part of a physical place, the address of such place; (d) if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting; (e) subject to the following paragraph, and the requirement of the rules of Nasdaq (to the extent applicable), the general nature of the business to be transacted; and (f) if a resolution is proposed as a special resolution, the text of that resolution. If the directors do not convene such meeting within 21 clear days after the date of such deposit, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of that period in which case all reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least five clear days’ notice of a general meeting counting from the date service is deemed to take place as provided in our articles of association shall be given to such persons entitled to receive such notices from our Company under our articles of association.

Subject to the Cayman Companies Act and with the consent of all shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of (i) if we have only one member, that member; (b) if we have more than one member, one or more members holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place 7 days hence, or to such other time or place as is determined by the directors. If a quorum is not present at the meeting within fifteen minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy at the meeting shall constitute a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 7 clear days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

In the case of an equality of votes, the chairman of the meeting at which the poll is demanded, shall not be entitled to a second or casting vote.

Transfer of Ordinary Shares

Subject to any applicable requirements set forth in the articles of association of our Company and provided that a transfer of shares complies with applicable rules of Nasdaq, a shareholder may transfer all or any of his shares to another person by an instrument in writing in any usual or common form or in a form prescribed by Nasdaq or in any other form which the directors may approve or on behalf of the transferor.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members in respect of the relevant shares.

Subject to the rules of Nasdaq and our articles of association, our board of directors may, but are not required to, decline to register any transfer of any share unless: (i) the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the shares to which it relates and such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares transferred are fully paid up and free of any lien in favor of the Company; and (vi) any applicable fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, related to the transfer is paid to the Company.

If our directors refuse to register a transfer, they shall, within one month after the date on which the transfer was lodged with the Company, to send to each of the transferor and the transferee notice of such refusal.

All instruments of transfer which shall be registered shall be retained by the Company.

Liquidation

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Cayman Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets whether they shall consist of property of the same kind or not and may and, for that purpose, to set value as he deems fair upon any property to be divided as aforesaid and determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as the liquidators, with the like approval, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise), and each shareholder shall (subject to receiving at least 14 clear days’ notice in writing specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable, the person from whom the sum is due and payable shall pay interest on the sum from the day it became due and payable until it is paid (i) at the rate fixed by the terms of allotment of the shares or in the notice of the call; or (ii) if no rate is fixed, at ten percent per annum. The directors waive payment of the interest wholly or in part.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any call or installment of a call with any interest on the day appointed for payment thereof, the directors may, at any time thereafter during such time as any part of such call or installment remains unpaid, serve such shareholder not less than 14 clear days’ notice requiring payment of so much of the call or installment as is unpaid and specifying the amount unpaid including any interest and expenses accrued by the reason of such non-payment. The notice shall state the place where payment is to be made and also contain a warning that in the event of non-payment at or before the time appointed the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share in respect of which the notice has been given be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before the forfeiture. Despite the foregoing, the board may determine that any share the subject of that notice be accepted by us as surrendered by the shareholder holding that share in lieu of forfeiture.

A forfeited share may be sold, cancelled or otherwise disposed of on such terms and in such manner as the directors in their absolute discretion think fit, and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors in their absolute discretion think fit.

A person whose shares have been forfeited shall be removed from the register of members as the holder of the forfeited shares and that person shall cease to be a shareholder in respect of the forfeited shares, and that person shall surrender to us for cancellation the certificate (if any) for the forfeited or surrendered shares. Despite the forfeiture or surrender of the shares, that person shall remain liable to pay to us all monies which at the date of forfeiture or surrender were payable by him to us in respect of the shares, together with all expenses; and interest from the date of forfeiture or surrender until payment.

A declaration in writing that the declarant is a director of our Company, and that a share in our Company has been duly forfeited or surrendered or sold to satisfy a lien of the Company on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Cayman Companies Act.

Redemption and Purchase of Own Shares

Subject to the Cayman Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at the option of us or the member holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attached to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our opinion on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine and agree with the shareholders.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Cayman Companies Act, including out of any combination of capital, our profits, and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie if so authorized by the terms of the issue of the shares being redeemed or purchased or with the agreement of the holder of such shares.

Issuance of Additional Shares

Our third amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Cayman Companies Act to inspect or obtain copies of our register of members or our corporate records.

Requirements to Change the Rights of Holders of Ordinary Shares

Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied or abrogated either with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a resolution passed by at least a two-thirds majority of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Limitations on the Rights to Own Ordinary Shares

There are no limitations imposed by our third amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares.

Provisions Affecting Any Change of Control

Anti-Takeover Provisions

Some provisions of our third amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Companies Act, our directors may only exercise the rights and powers granted to them under our third amended and restated memorandum and articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Ownership Threshold

There are no provisions in our third amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Changes in Capital

Subject to the Cayman Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our authorized share capital;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our existing shares or any of them into shares of an smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled.

Subject to the Cayman Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our ordinary shares. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of the warrant and/or warrant agreement, if any, which may include a form of warrant certificate, as applicable that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase the number of ordinary shares of the relevant class or series at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares, holders of the warrants will not have any of the rights of holders of ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares purchasable upon exercise, if any.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement and any related free writing prospectus. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report we file with the SEC, the form of unit agreement that describes the terms of the series of units we may offer under this prospectus, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under “Description of Ordinary Shares” and “Description of Warrants” will apply to each unit and to any ordinary share or warrant included in each unit, respectively.

We may issue units in such amounts and in numerous distinct series as we determine.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated under the laws of the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include: (i) the Cayman Islands has a less exhaustive body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors than the United States; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors, and shareholders, be arbitrated.

All of our assets are located in the PRC. In addition, all of our directors and officers are PRC nationals and residents of mainland China or Hong Kong and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for shareholders to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholders to enforce judgments obtained in United States courts based on the civil liability provisions of the United States federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the state and federal courts of the United States related to this registration agreement.

Ogier, our legal counsel with respect to the laws of the Cayman Islands, and Dacheng, our counsel with respect to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of United States courts based on certain civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has further advised us that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the United States courts under civil liability provisions of the securities laws if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. As the courts of the Cayman Islands have yet to rule on making such a determination, it is uncertain whether such civil liability judgments from the United States courts would be enforceable in the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Dacheng has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. There are no treaties or other forms of reciprocity between China and the United States for the mutual recognition and enforcement of court judgments. Dacheng has further advised us that under PRC law, PRC courts will not enforce a foreign judgment against us or our officers and directors if the court decides that such judgment violates the basic principles of PRC law or national sovereignty, security, or public interest, thus making the recognition and enforcement of a U.S. court judgment in China difficult.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

LEGAL MATTERS

We are being represented by McCarter & English, LLP, New York, New York with respect to certain legal matters as to United States federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier, our counsel as to Cayman Islands law. Legal matters as to PRC law will be passed upon for us by Dacheng. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The financial statements incorporated by reference in this prospectus for the fiscal year ended December 31, 2024 have been audited by Enrome LLP, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Enrome LLP is located at 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

The financial statements incorporated by reference in this prospectus for the fiscal years ended December 31, 2023 and 2022 have been audited by Onestop Assurance PAC, an independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of Onestop Assurance PAC is located at 10 Anson Road, #13-09 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings may also be obtained over the Internet at the SEC’s website at www.sec.gov.

Our corporate website is www.yiwate88.com. The information contained on our websites is not a part of this prospectus. Our authorized representative and agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, Tel: +1 (212) 947-7200.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents:

●	our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 28, 2025;

●	our reports of foreign private issuer on Form 6-K filed with the SEC on May 22, 2025, June 9, 2025, September 29, 2025, October 30, 2025, and December 18, 2025, respectively;

●	the description of our ordinary shares set forth in the registration statement on Form 8-A, filed with the SEC on December 30, 2024, as supplemented by the “Description of Ordinary Shares” included in this prospectus and including any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 6-K that we furnish to the SEC after the date of the filing of the registration statement of which this prospectus forms a part that are identified in such reports as being incorporated by reference in this prospectus.

Our most recent Annual Report on Form 20-F contains descriptions of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States.

The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC using its EDGAR system. We maintain our website at www.yiwate88.com. The information contained on our websites does not form a part of this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus but not delivered with the prospectus will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

INLIF LIMITED

No. 88, Hongsi Road, Yangxi New Area, Honglai Town

Nan’an City, Quanzhou, the PRC

Tel: +86 15375760760

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

Up to $100,000,000

Class A Ordinary Shares

INLIF LIMITED

Prospectus Supplement Dated March 13, 2026